Exhibit 10.6

Option Agreement

EXECUTION VERSION

Option Agreement

This Option Agreement (this “Agreement”) is entered into by and among Guangzhou Xingbang Information Consulting Co., Ltd. (“Guangzhou Xingbang”), Guangdong Xingbang Industry Information & Media Co., Ltd. (“Guangdong Xingbang”), and the undersigned shareholders of Guangdong Xingbang (collectively the “Shareholders”) as of May 13, 2011 in Guangzhou, the People’s Republic of China (the “PRC” or “China”). Guangzhou Xingbang, Guangdong Xingbang and the Shareholders are each referred to in this Agreement as a “Party” and collectively as the “Parties”.

RECITALS

a)    Guangzhou Xingbang, a company incorporated in the PRC as a wholly foreign-owned enterprise, has the expertise in consultancy of media operating, advertising, marketing and e-commerce.

b)     Guangdong Xingbang is a company incorporated in China, and is engaged in the business of media operation, advertising, industry research, marketing service, e-commerce (the “Business”). Guangzhou Xingbang and Guangdong Xingbang has entered into a Consulting Services Agreement to provide Guangdong Xingbang with various consulting services in connection with the Business.

c)    The Shareholders collectively holds 100% of the issued and outstanding equity interests of Guangdong Xingbang (collectively the “Equity Interest”).

d)    The Parties are entering into this Agreement in connection with the Consulting Services Agreement.

NOW, THEREFORE, the Parties to this Agreement hereby agree as follows:

1.           PURCHASE AND SALE OF EQUITY INTEREST

1.1   Grant of rights. The Shareholders hereby collectively and irrevocable grant to Guangzhou Xingbang or a designee of Guangzhou Xingbang (the “Designee”) an option to purchase at any time, to the extent permitted under PRC Law, all or a portion of the Equity Interest in accordance with such procedures as determined by Guangzhou Xingbang, at the price specified in Section 1.3 of this Agreement (the “Option”). No Option shall be granted to any party other than to Guangzhou Xingbang and/or a Designee. Guangdong Xingbang hereby agrees to the grant of the Option by the Shareholders to Guangzhou Xingbang and/or the Designee. As used herein, the Designee may be an individual person, a corporation, a joint venture, a partnership, an enterprise, a trust or an unincorporated organization.

1.2   Exercise of rights.  Subject to the requirements of applicable PRC laws and regulations, Guangzhou Xingbang and/or the Designee may exercise the Option at any time by issuing a written notice (the “Exercise Notice”) to one or more of the Shareholders and specifying the amount of the Equity Interest to be purchased from such Shareholder(s) and the manner of purchase.

Option Agreement

1.3   Purchase Price

1.3.1    The purchase price of the Equity Interest pursuant to an exercise of the Option shall be equal to the capital paid in by the Shareholders, adjusted pro rata for purchase of less than all of the Equity Interest, unless applicable PRC laws and regulations require an appraisal of the Equity Interest or stipulate other restrictions regarding the purchase price of the Equity Interest.

1.3.2    If the applicable PRC laws and regulations require an appraisal of the Equity Interest or stipulate other restrictions regarding the purchase price of the Equity Interest at the time Guangzhou Xingbang and/or the Designee exercises the Option, the Parties agree that the purchase price shall be set at the lowest price permissible under the applicable laws and regulations.

1.4   Transfer of Equity Interest. For each exercise of the Option under this Agreement, upon an Exercise Notice issued by Guangzhou Xingbang:

1.4.1    The Shareholders shall hold or cause to be held a meeting of shareholders of Guangdong Xingbang in order to adopt such resolutions as necessary in order to approve the transfer of the relevant Equity Interest (such Equity Interest is hereinafter referred to as the “Purchased Equity Interest”) to Guangzhou Xingbang and/or the Designee and each shall waive the respective right of first refusal;

1.4.2    The relevant Parties shall, enter into an Equity Interest Purchase Agreement, in a form reasonably acceptable to Guangzhou Xingbang, setting forth the terms and conditions for the sale and transfer of the Purchased Equity Interest;

1.4.3    The relevant Parties shall execute, without any Security Interest (as defined below), all other requisite contracts, agreements or documents, obtain all requisite approval and consent of the government, conduct all necessary actions, transfer the valid ownership of the Purchased Equity Interest to Guangzhou Xingbang and/or the Designee, and cause Guangzhou Xingbang and/or the Designee to be the registered owner of the Purchased Equity Interest. As used herein, the “Security Interest” means any mortgage, pledge, the right or interest of a third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements; however, such term shall not include any Security Interest created under that certain Equity Pledge Agreement dated as of May 13, 2011 by and among the Parties (the “Pledge Agreement”).

2.           REPRESENTATIONS RELATING TO EQUITY INTEREST

Option Agreement

2.1   Guangdong Xingbang’s representations. Guangdong Xingbang hereby represents and warrants as follows:

2.1.1    Without Guangzhou Xingbang’s prior written consent, the articles of association of Guangdong Xingbang (the “AOA”) shall not be supplemented, changed or renewed in any way, Guangdong Xingbang’s registered capital shall not be increased or decreased, and the structure of the registered capital shall not be changed in any form;

2.1.2     To maintain the corporate existence of Guangdong Xingbang and to prudently and effectively operate the Business in accordance with customary fiduciary standards applicable to management with respect to corporations and their shareholders;

2.1.3    Without Guangzhou Xingbang’s prior written consent, upon the execution of this Agreement, to not sell, transfer, mortgage, create pledges, liens, or any other encumbrance on or dispose, in any other form, any asset, legitimate or beneficial interest of the Business or income, or encumber or approve any encumbrance or imposition of any Security Interest on Guangdong Xingbang’s assets;

2.1.4    Without Guangzhou Xingbang’s prior written consent, not to issue or provide any guarantee or permit the existence of any debt, other than (i) such debt that may arise from Guangdong Xingbang’s normal or daily business (except for a loan); and (ii) such debt which has been disclosed to Guangzhou Xingbang before this Agreement;

2.1.5    To operate and conduct all business operations in the ordinary course of business, without damaging Guangdong Xingbang’s business or the value of its assets;

2.1.6     Without Guangzhou Xingbang’s prior written consent, not to enter into any material agreements, other than agreements entered into in the ordinary course of business (for the purpose of this paragraph, if any agreement for an amount in excess of One Hundred Thousand Renminbi (RMB 100,000) shall be deemed a material agreement);

2.1.7    Without Guangzhou Xingbang’s prior written consent, not to provide loan or credit to any other party or organization;

2.1.8    To provide Guangzhou Xingbang with all relevant documents relating to its business operations and finance at the request of Guangzhou Xingbang;

2.1.9    To purchase and maintain general property insurance of the type and amount comparable to those held by companies in the same industry, with similar business operations and assets as Guangdong Xingbang, from an insurance company approved by Guangzhou Xingbang;

2.1.10    Without Guangzhou Xingbang’s prior written consent, not to enter into any merger, cooperation, acquisition or investment;

Option Agreement

2.1.11    To notify Guangzhou Xingbang of the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relating to Guangdong Xingbang’s assets, business operations and/or income;

2.1.12    In order to guarantee the ownership of Guangdong Xingbang’s assets, to execute all requisite or relevant documents, take all requisite or relevant actions, and make and pursue all relevant claims;

2.1.13    Without Guangzhou Xingbang’s prior written notice, not to assign the Equity Interest in any form; however, Guangdong Xingbang shall distribute dividends to the Shareholders upon the request of Guangzhou Xingbang; and

2.1.14    In accordance with Guangzhou Xingbang’s request, to appoint any person designated by Guangzhou Xingbang to be a management member of Guangdong Xingbang.

2.2   Shareholders’ representations. The Shareholders hereby represent and warrant as follows:

2.2.1    Without Guangzhou Xingbang’s prior written consent, upon the execution of this Agreement, not to sell, transfer, mortgage, create pledges, liens, or any other encumbrance on or dispose in any other form any legitimate or beneficial interest of the Equity Interest, or to approve any Security Interest, except as created pursuant to the Pledge Agreement;

2.2.2    Without Guangzhou Xingbang’s prior written notice, not to adopt or support or execute any shareholders resolution at an meeting of the shareholders of Guangdong Xingbang that seeks to approve any sale, transfer, mortgage or disposal of any legitimate or beneficial interest of the Equity Interest, or to allow any attachment of Security Interests, except as created pursuant to the Pledge Agreement;

2.2.3    Without Guangzhou Xingbang’s prior written notice, not to agree or support or execute any shareholders resolution at any meeting of the shareholders of Guangdong Xingbang that seeks to approve Guangdong Xingbang’s merger, cooperation, acquisition or investment;

2.2.4    To notify Guangzhou Xingbang the occurrence or the potential occurrence of any litigation, arbitration or administrative procedure relevant to the Equity Interest;

2.2.5    To cause the board of directors Guangdong Xingbang to approve the transfer of the Purchased Equity Interest pursuant to this Agreement;

2.2.6    In order to maintain the ownership of Equity Interest, to execute all requisite or relevant documents, conduct all requisite or relevant actions, and make all requisite or relevant claims, or make all requisite or relevant defenses against all claims of compensation;

Option Agreement

2.2.7    Upon the request of Guangzhou Xingbang, to appoint any person designated by Guangzhou Xingbang to be a director of Guangdong Xingbang;

2.2.8    Without Guangzhou Xingbang’s prior written consent, not to dispose or cause the management of Guangdong Xingbang to dispose any asset of Guangdong Xingbang (other than in the ordinary course of business); and

2.2.9   To prudently comply with the provisions of this Agreement and any other agreements entered into with Guangzhou Xingbang and Guangdong Xingbang in connection therewith, and to perform all obligations under all such agreements, without taking any action or nonfeasance that may affect the validity and enforceability of such agreements.

3.           REPRESENTATIONS AND WARRANTIES

As of the execution date of this Agreement and on each transfer of the Purchased Equity Interest pursuant to an exercise of the Option, Guangdong Xingbang and the Shareholders hereby represent and warrant as follows:

3.1   Such Parties shall have the power and ability to enter into and deliver this Agreement and to perform their respective obligations thereunder, and at each transfer of Purchased Equity Interest, the relevant Equity Interest Purchase Agreement and to perform their obligations thereunder. Upon execution, this Agreement and each Equity Interest Purchase Agreement will constitute legal, valid and binding obligations and be fully enforceable in accordance with their terms.

3.2   The execution and performance of this Agreement and any Equity Interest Purchase Agreement shall not: (i) violate any relevant laws and regulations of the PRC; (ii) conflict with the Articles of Association or other organizational documents of Guangdong Xingbang; (iii) cause to breach any agreement or instrument or having any binding obligation on it, or constitute a breach under any agreement or instrument or having any binding obligation on it; (iv) breach relevant authorization of any consent or approval and/or any effective conditions; or (v) cause any authorized consent or approval to be suspended, removed, or cause other added conditions;

3.3   The Equity Interest is transferable in whole and in part, and neither Guangdong Xingbang nor the Shareholders have permitted or caused any Security Interest to be imposed upon the Equity Interest other than pursuant to the Pledge Agreement;

3.4   Guangdong Xingbang does not have any unpaid debt, other than (i) such debt that may arise during the ordinary course of business; and (ii) debt either disclosed to Guangzhou Xingbang before this Agreement or incurred pursuant to Guangzhou Xingbang’s written consent;

3.5   Guangdong Xingbang has complied with all applicable PRC laws and regulations in connection with this Agreement;

Option Agreement

3.6   There are no pending or ongoing litigation, arbitration or administrative procedures with respect to Guangdong Xingbang, its assets or the Equity Interest, and Guangdong Xingbang and the Shareholders have no knowledge of any pending or threatening claims to the best of their knowledge; and

3.7   The Shareholders own the Equity Interest free and clear of encumbrances of any kind, other than the Security Interest pursuant to the Pledge Agreement.

4.           ASSIGNMENT OF AGREEMENT

4.1   Guangdong Xingbang and the Shareholders shall not transfer their rights and obligations under this Agreement to any third party without Guangzhou Xingbang’s prior written consent.

4.2   Guangdong Xingbang and the Shareholders hereby agrees that Guangzhou Xingbang shall be entitled to transfer all of its rights and obligations under this Agreement to any third party, and such transfer shall only be subject to a written notice of Guangzhou Xingbang to Guangdong Xingbang and the Shareholders without any further consent from Guangdong Xingbang or the Shareholders.

5.           EFFECTIVE DATE AND TERM

5.1   This Agreement shall be effective as of the date first set forth above.

5.2   The term of this Agreement shall commence from the effective date and shall last for the maximum period of time permitted by law unless it is early terminated in accordance with this Agreement.

6.           APPLICABLE LAW AND DISPUTE RESOLUTION

6.1   Applicable law. The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of the PRC.

6.2   Dispute resolution. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations and/or arbitration in accordance with this Clause 10. If the Parties fail to reach a settlement within thirty (30) days following the negotiations, the dispute shall be submitted to be determined through arbitration by China International Economic and Trade Arbitration Commission (“CIETAC”), Shanghai Branch, in accordance with CIETAC arbitration rules. There shall be three (3) arbitrators. Guangzhou Xingbang, and all the Shareholders collectively as one side, shall each select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the CIETAC shall select the third arbitrator. If a Party fails to appoint an arbitrator within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC. The arbitration shall be conducted in Shanghai. The award of CIETAC is final and shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction. For avoidance of doubt, Guangdong Xingbang, who may or may not select arbitrator, shall be bound by the award of CIETAC.

Option Agreement

7.           TAXES AND EXPENSES

Each Party shall, in accordance with PRC laws, bear any and all registration taxes, costs and expenses for the transfer of Equity Interest arising from the preparation, execution and completion of this Agreement and all Equity Interest Purchase Agreement.

8.           NOTICE

Notice or other communications required to be given by any Party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or by a recognized courier service or by facsimile transmission to the address of the relevant Party set forth below. The date when the notice is deemed to be duly served shall be determined as the follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served the third (3rd) day after the date; and (c) a notice sent by facsimile transmission is deemed duly served upon the time shown on the transmission confirmation of relevant documents.

To Guangzhou Xingbang

Address:	Room 705A, 7th Floor, West Tower, Star International Mansion, NO.8 Jinsui Road Tianhe District, Guangzhou
Attn:	Yuan Yuan

Fax:	+86-20-38296977
Tel:	+86-20-38296988

To Guangdong Xingbang

Address:	7th Floor, West Tower, Star International Mansion, NO.6-20 Jinsui Road Tianhe District, Guangzhou, PR China 510623

Attn:	Xiaohong Yao
Fax:	+86-20-38296656

Tel:	+86-20-38293655

         To the Shareholders
Address:	7th Floor, West Tower, Star International Mansion, NO.6-20 Jinsui Road Tianhe District, Guangzhou, PR China 510623
Attn:	Xiaohong Yao

Fax:	+86-20-38296656
Tel:	+86-20-38293655

Option Agreement

9.           CONFIDENTIALITY

The Parties of this Agreement shall acknowledge and ensure the confidentiality of all oral and written materials exchanged relating to this Agreement. No Party shall disclose the confidential information to any other third party without the other Party’s prior written approval, unless: (a) it is already in the public domain at the time when it is communicated (unless it enters the public domain without the authorization of the disclosing Party); (b) the disclosure is in response to the relevant laws, regulations, or stock exchange rules; or (c) the disclosure is required by any of the Party’s legal counsel or financial consultant for the purpose of the transaction of this Agreement. However, such legal counsel and/or financial consultant shall also comply with the confidentiality as stated hereof. The disclosure of confidential information by employees of hired institutions of the disclosing Party is deemed to be an act of the disclosing Party, and such disclosing Party shall bear all liabilities of the breach of confidentiality. This provision shall survive even if certain clauses of this Agreement are subsequently amended, revoked, terminated or determined to be invalid or unable to implement for any reason.

10.           FURTHER WARRANTIES

The Parties agree to promptly execute such documents as required to perform the provisions of this Agreement, and to take such actions as may be reasonably required to perform the provisions of this Agreement.

11.           MISCELLANEOUS

11.1   Amendment, modification and supplement. Any amendments and supplements to this Agreement shall only take effect if executed by all Parties in writing.

11.2   Entire agreement. Notwithstanding Section 5 of this Agreement, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior agreements and understandings, whether oral or in writing.

11.3   Severability. If any provision of this Agreement is deemed invalid, illegal or non-enforceable according with relevant laws, such provision shall be deemed invalid only within the applicable laws and regulations of the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall, through reasonable negotiation, replace such invalid, illegal or non-enforceable provisions with valid provisions in order to bring similar economic effects of those replaced provisions.

11.4   Headings. The headings contained in this Agreement are for reference only and shall not affect the interpretation and explanation of the provisions in this Agreement.

11.5   Language and copies. This Agreement shall be executed in English in six (4) originals each of which shall have the same legal effect. Each Party shall hold one (1) original.

Option Agreement

11.6   Successor. This Agreement shall be binding on the successors of each Party and the transferee allowed by each Party.

11.7   Survival. Each Party shall continue to perform its obligations notwithstanding the expiration or termination of this Agreement. Section 6, Section 8, Section 9 and Section 11.7 hereof shall continue to be in full force and effect after the termination of this Agreement.

11.8   Waiver. Any Party may waive the terms and conditions of this Agreement in writing with the written approval of all the other Parties. Under certain circumstances, any waiver by a Party to the breach of other Parties shall not be construed as a waiver of any other breach by any other Parties under similar circumstances.

[No Text Below]

Option Agreement

[Signature Page]

IN WITNESS THEREOF this Agreement is duly executed by each Party or its legal representatives on the date first set forth above.

Guangzhou Xingbang Information Consulting Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director

Guangdong Xingbang Industry Information & Media Co., Ltd.

/s/ Xiaohong Yao
Name: Xiaohong Yao
Title: Director and  President

[Signature of Shareholders of Guangdong Xingbang]

/s/ Xiaohong Yao

Xiaohong Yao

ID Card No.:

Owns 90% of the Equity Interest

Signature page to Option Agreement

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[Signature Page continued]

/s/ Dongmei Zhong

Dongmei Zhong

ID Card No.:

Owns 10% of the Equity Interest

Signature page to Option Agreement